Exhibit No. EX-99.p.1

                       FIDUCIARY SERVICES - CODE OF ETHICS

I. GENERAL PROVISIONS

UMB Bank(1), Scout Investment Advisors, Inc. "SIA", the UMB Scout Funds "Scout Funds" and their associates have an overriding fiduciary obligation to their clients and/or the shareholders of the Scout Funds and other advisory clients. All associates need to be mindful of what this means when engaging in professional and personal activities. Specifically, associates have a duty and requirement to:

      o     Place the clients' interests first;
      o Conduct all personal transactions in accordance with this Code of Ethics and in compliance with applicable laws and regulations;
      o Avoid actual or potential conflicts of interest (or when this is not possible, fully disclose them to the client) or any abuse of their position of trust and responsibility and not take inappropriate advantage of their position;
      o Maintain the confidentiality of the identity of security holdings and financial circumstances of clients;
      o Maintain their independence in the investment decision-making process applicable to the degree they participate in the investment decision-making process;
      o     Comply with applicable Federal securities laws(2); and
      o Report any violations of this Code of Ethics promptly to the Chief Compliance Officer of SIA, to the Chief Compliance Officer of the Scout Funds, or to the UMBFC Director of Fiduciary Compliance (hereafter collectively referenced as Compliance Officer).

Implementation and interpretation of this Code of Ethics are the primary responsibilities of the Compliance Officer. In administering these responsibilities, the Compliance Officer may consult with SIA or UMB Bank management(3), and/or General Counsel as appropriate regarding violations of the Code and in applying penalties as identified on Appendix A - Schedule of Potential Penalties. Any alleged violations of this Code must be reported to the Compliance Officer.


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(1) All references to UMB Bank include reference to any of the national and/or state bank charters or trust companies within UMB Financial Corporation (UMBFC).
(2) Applicable Federal Securities Laws include specifically the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes -Oxley Act of 2002, the Investment Company Act of 1940 "Investment Company Act", the Investment Advisers Act of 1940 "Investment Advisers Act", Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.
(3) Reference to SIA or UMB Bank Management may include senior management of either organization including Chairman, President, Chief Executive Officer, Executive Vice President, Chief Investments Officer and/or Chief Fiduciary Officer.


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

Reference within the Code pertaining to Management, the UMB Bank Trust Policy Committee "Trust Policy Committee" or SIA Board decision authority is applied as follows:

      o Management shall have authority regarding associates that functionally report directly or indirectly to that manager.
      o The Trust Policy Committee shall have authority regarding associates that are UMB Bank associates and not SIA associates.
      o The SIA Board shall have authority regarding associates that are SIA associates.

Management, the Trust Policy Committee or SIA Board may take disciplinary action and/or impose sanctions including, but not limited to, termination of employment, suspension, imposition of a fine, revocation of personal trading privileges and/or disgorgement of profits resulting from the violation. Financial penalties for noncompliance will be contributed to a charitable foundation or to a charity as the Trust Policy Committee or the SIA Board decides. Additional consequences for noncompliance and actions are not limited to the penalties listed depending upon the circumstances of noncompliance. Furthermore, violations of the Code of Ethics may also be violations of the law and may result in civil and/or criminal penalties.

CONFIDENTIALITY

All persons subject to this Code are required to file various reports and/or certifications with the Compliance Officer as specified within this Code of Ethics. The Compliance Officer will take reasonable means to protect the privacy of personal information collected in implementing this Code. If a violation occurs or a matter is in need of resolution, only the minimum information as determined by the Compliance Officer will be disclosed as needed to communicate or facilitate consideration with appropriate individuals of any matter under this Code of Ethics. Information may also be disclosed to the extent necessary to implement and enforce the provisions of this Code of Ethics or to respond to appropriate regulatory requests.

II. PERSONS SUBJECT TO THIS CODE OF ETHICS

This Code of Ethics primarily pertains to individuals within the UMB Bank Asset Management Division, SIA, and the Scout Funds. Other individuals within UMB Financial Corporation "UMBFC" or its affiliates may be subject to the provisions of this Code depending upon their role relative to advisory accounts of the UMB Bank Asset Management Division, SIA or the Scout Funds or their access to nonpublic information regarding the Scout Funds or other clients advised by SIA.

The controls, reports, and provisions of this Code are designed to comply with the requirements of the Investment Company Act Rule 17j-1, the Investment Advisers Act Rule 204A-1, and National Bank regulation 12CFR12.7(a)(4), as well as, address risks related to advisory services for mutual funds and advisory clients.


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

Covered Persons and Access Persons are defined within Appendix B but are highlighted by function as follows:

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                                                            COVERED      ACCESS
FUNCTION                                                    PERSON       PERSON
--------------------------------------------------------------------------------
Scout Fund Trustees or Officers                                X            X

SIA Directors or Officers                                      X            X

Trust Investment Committee Member                              X            X

Fund Manager                                                   X            X

Portfolio Manager (non-Fund Manager)                           X            X

UMBIA/SIA Associates                                           X            X

Trust & Custody Support Services Staff w/Access to mutual      X            X
fund and SIA Advisory client account position and trading information

Security Administration Staff                                  X            X

Trust Advisors & Assistants                                    X

Others (as determined by the Compliance Officer) with          X            X
Access to Nonpublic Information regarding the Scout Funds or other SIA advisory clients.(4)

Others (as determined by the Compliance Officer) with          X
Access to Nonpublic Information regarding other
discretionary accounts of UMB Bank.
--------------------------------------------------------------------------------

Reporting requirements under this Code vary depending upon a person's classification. Determination as to what provisions apply to a particular individual rest with the Compliance Officer subject to the provisions of this Code and regulatory requirements. If persons subject to this Code have any doubts as to which provisions apply, they should contact the Compliance Officer for further clarification.

The Compliance Officer shall identify all persons who are considered to be Covered Persons and Access Persons, and shall inform such persons of their respective duties and provide them with copies of the Code of Ethics and any related procedures, forms, training information or amendments to the Code. All Covered Persons and Access Persons shall provide the Compliance Officer with a written acknowledgment of their receipt of the Code and any amendments thereto.


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(4) Personnel in affiliated companies of UMBFC may have access to nonpublic information but are not included herein if covered by a separate Code of Ethics and such Code sufficiently addresses risks inherent.


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

III. STANDARDS OF BUSINESS CONDUCT

COMPLIANCE WITH LAWS AND REGULATIONS

Covered Persons are required to comply with Applicable Federal Securities Laws. These persons are not permitted, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be acquired by a Client(5) to:

      1.    Defraud such client in any manner;
      2. Mislead such client, including by making a statement that omits material facts;
      3. Engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon such client;
      4.    Engage in any manipulative practice with respect to such client; or
      5. Engage in any manipulative practice with respect to securities, including price manipulation.

CONFLICTS OF INTEREST

Covered Persons have an affirmative duty of care, loyalty, honesty, and good faith, and to act in the best interests of their clients. Compliance with this duty is best served by avoiding conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. A "conflict of interest" occurs when an individual's personal interests interfere or appear to interfere with client interests. A conflict may arise when a person takes actions or has interests that make it difficult to perform his or her duties with respect to the client objectively and effectively. Conflicts of interest may also arise when a person receives improper benefits, or members of his or her family receive improper personal benefits resulting from his or her position.

Covered Persons must avoid conduct or activities that may appear to be a conflict or impropriety. Any Covered Person that feels a need to disclose a potential conflict should first discuss the potential conflict with his/her supervisor and/or the Compliance Officer.

Additional conflicts may include:

      CONFLICTS AMONG CLIENT INTERESTS

      Covered Persons should not favor the interests of one client over another client. Inappropriate favoritism of one client over another client constitutes a breach of fiduciary duty.


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(5) Rule 17j-1 of the Investment Company Act defines a Security Held or to be
Acquired by a Client relative to mutual fund clients as: (i) Any Covered Security which, within the most recent 15 days: (A) Is or has been held by the
Fund: or (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund: and (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.


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

COMPETING WITH CLIENT TRADES

Covered Persons are prohibited from competing with client securities transactions by profiting personally, directly or indirectly, from personal securities trades by using knowledge about pending or potential securities transactions for clients.

DISCLOSURE OF PERSONAL INTEREST

Covered Persons are prohibited from recommending, implementing or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the Compliance Officer. For purposes of this paragraph, material beneficial ownership is an investment in amount that could potentially alter judgment regarding the security and, at a minimum, is defined as the Covered Person having beneficial ownership of 1% of more of any class of common equity securities of the subject company. If the beneficial ownership is concluded to present a material conflict, the Covered Person may not participate in any decision-making process regarding the securities of that issuer. Research analysts with a material personal interest are precluded from covering the issuer. If the Covered Person has any doubts as to whether a particular investment could potentially impair judgment, the Covered Person should contact the Compliance Officer to discuss details of the holding or activity. The Compliance Officer will consult with the Chief Investment Officer (CIO) or legal counsel in rendering a decision and notify the CIO of the material personal interests identified.

VENDORS AND SUPPLIERS

Covered Persons must disclose personal investments or other interests in vendors or suppliers with respect to which the Covered Person negotiates or makes decisions regarding the selection of that vendor or supplier for services provided to clients. The Covered Person must disclose this interest to the Compliance Officer. If the Compliance Officer determines the beneficial ownership presents a material conflict, the Covered Person may not participate in any decision-making process regarding procurement of the services of that vendor or supplier for clients or by UMB Bank, SIA, or the Scout Funds.

TRANSACTIONS WITH CLIENTS

Covered Persons are prohibited from knowingly purchasing from or selling to a client any security or other property, except securities issued by the client.

IV. INSIDER TRADING

Insider trading involves the purchase or sale of securities of a company or other entity while in possession of material, nonpublic information (also called "inside information") about the company or entity. Any person who purchases or sells securities while in possession of material inside information or who communicates or "tips" such inside information to anyone else who trades securities on such information, violates this Code of Ethics and may violate United States securities laws. Federal law imposes obligations on employers to ensure that their employees do not improperly trade securities using inside information. Any Covered Person who becomes aware of material nonpublic information should not, without first discussing the information with the Compliance Officer:

      |X|   Trade in the securities of such company for a personal or client's account
      |X|   Recommend transactions in the security
      |X|   Disclose (tip) the information to others.

Appendix C - UMB Scout Funds and Scout Investment Advisors Insider Trading Policies and Procedures (Insider Trading Policy) is included for detailed policies and procedures governing insider trading. The Insider Trading Policy is incorporated as part of this Code of Ethics and for purposes of applying this Code's provisions.

V. OTHER PROVISIONS APPLICABLE TO COVERED PERSONS AND ACCESS PERSONS

GIFTS

Covered Persons should exercise good judgment in accepting anything of value. Covered Persons shall not solicit for themselves, or any third party, anything of value from anyone in return for any business, service, or confidential or proprietary information. Furthermore, Covered Persons are prohibited from accepting anything of value from anyone as a condition of obtaining the business of UMB Bank, SIA, or the Scout Funds or any of their subsidiary or affiliated companies, either before or after the transaction is discussed or consummated. Gifts should never be accepted in circumstances in which it appears to others that business judgment has been compromised. This does not prohibit associates and officers from accepting something of nominal value from a customer or supplier doing or seeking to do business with UMB Bank, SIA or the Scout Funds without the risk of corruption or breach of trust. Cash and checks, however, should not be accepted regardless of amount. The following are examples of exceptions to the general rule:

      o The acceptance of gifts, gratuities, amenities, or favors based on obvious family or personal relationships where the circumstances make it clear that those relationships are the motivating factor;


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

      o The acceptance of meals, refreshments, travel arrangements, accommodations or entertainment, all of reasonable value and in the course of business at which the giver is present, such as an occasional business meal, golf outing or sporting event. This exception does not apply to instances where the giver is a broker-dealer or vendor from whom soft dollar services are received;
      o The acceptance of advertising or promotional material of reasonable value (a real or perceived value of $50 or less), such as pens, pencils, notepads, key chains, calendars and similar items;
      o     The acceptance of discounts or rebates on merchandise or services that do not exceed those available to other customers; or
      o     The acceptance of gifts of reasonable value (a real or perceived value of $100 or less) that are related to commonly recognized events or occasions, such as a promotion, wedding, retirement, holiday or religious celebration.

INITIAL PUBLIC OFFERINGS

Covered Persons who are not Independent Scout Fund Trustees shall not purchase any securities in an initial public offering.(6)

MARKET TIMING

Covered Persons are prohibited from engaging in any trading activities potentially injurious to the Scout Funds or within any other mutual funds advised by SIA as such activity is defined by the funds. This includes patterns of frequent trading or market timing when discouraged or prohibited by SIA's fund clients.

SERVICE AS A DIRECTOR

Covered Persons, other than Independent Scout Fund Trustees, are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization from the Trust Policy Committee or SIA Board of Directors.

DISCLOSURE OF HOLDINGS OR TRANSACTION INFORMATION

Covered Persons are prohibited from disclosing holdings or transaction information of the Scout Funds, fiduciary accounts or advisory clients other than to the client or others legally entitled to the information. Disclosures related to the holdings or transactions in the Scout Funds are subject to the fund's policy on Disclosure of Portfolio Holdings expressed in the Scout Funds' Compliance Manual. Any questions regarding the disclosure of holdings or transaction information should be posed to the Compliance Officer.


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(6) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issue of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

DISCLOSURE OF APPROVED SECURITIES LISTS

Covered Persons are not to disclose Approved Securities(7) lists or any information regarding what securities are on the list, or changes to the list, unless to support an operational need and if approval is received from the Compliance Officer. It is required of Covered Persons to properly safeguard Approved Securities lists and ensure that unauthorized access is not attained. Access to approved securities lists will be limited to persons with a need to know.

PARTICIPATION IN INVESTMENT CLUBS

Access Persons are prohibited from participating in or contributing to Investment Clubs without notifying the Compliance Officer. The Compliance Officer in consultation with the Chief Investment Officer and/or legal counsel may prohibit your participation in or contribution to an Investment Club. Transactions in Covered Securities are subject to the same preclearance, blackout, and reporting requirements as the Access Persons' other accounts.

VI. REPORTING REQUIREMENTS

The table on the next page categorizes Covered Persons and depicts operation of the Code relative to each group. Following the chart are detailed descriptions of applicable restrictions and reporting requirements.


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(7) Reference to Approved Securities Lists refers to the list of securities approved for investment in UMB Bank or SIA discretionary or advisory accounts. The reference includes securities which have been approved by the Trust Policy Committee or the SIA Board, or are in the process of being recommended for inclusion upon the Approved Securities List.


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

UMB BANK ASSET MANAGEMENT DIVISION, SCOUT INVESTMENT ADVISORS, AND UMB SCOUT FUNDS CODE OF ETHICS REPORTING REQUIREMENTS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                   INITIAL/ANNUAL
                                                                      RECEIPT,      INITIAL/                              QUARTERLY
                                                                   ACKNOWLEDGMENT    ANNUAL      BROKER                     PST IF
                                     PRECLEARANCE    BLACK OUT          AND         HOLDINGS   CONFIRMS/     QUARTERLY    >$10K PER
GROUP                                REQUIREMENTS   RESTRICTIONS    AFFIRMATION      REPORT    STATEMENTS   PST REPORTS    QUARTER
-----------------------------------------------------------------------------------------------------------------------------------
Scout Fund Trustees (Independent)                                        X                                       X(8)

Scout Fund Trustees (Not                                                 X             X           X             X
Independent) & Officers

SIA Directors & Officers                                                 X             X           X             X

Trust Investment Committee Members         X             X               X             X           X             X

Fund Managers                              X             X               X             X           X             X

Portfolio Managers (non-Fund Mgrs)         X             X               X             X           X             X

UMBIA/SIA Associates                       X             X               X             X           X             X

Trust and Custody Support Services                                       X             X           X             X
Staff

Securities Administration Staff                                          X             X           X             X

Trust Advisers & Assistants                                              X                                                    X

Others (as determined by the               X             X               X             X           X             X
Compliance Officer) with Access to
Nonpublic Information regarding the
Scout Funds or other SIA advisory
clients.

Others (as determined by the                                             X                                                    X
Compliance Officer) with Access to
Nonpublic Information regarding
other discretionary accounts of
UMB Bank.
-----------------------------------------------------------------------------------------------------------------------------------

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(8) (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make: (A) An initial holdings report under paragraph
(d)(1)(i) of this section and an annual holdings report under paragraph
(d)(1)(iii) of this section; and (B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

PRECLEARANCE OF TRADES

Access Persons identified on the preceding chart as subject to preclearance or otherwise notified by the Compliance Officer must pre-clear with the Compliance Officer certain equity security transactions in Covered Securities and Limited Offerings(9) in which he or she has Beneficial Ownership (Covered Securities and Beneficial Ownership are defined in Appendix B).

Exceptions to this preclearance requirement for equity transactions include:

      |X| Purchases or sales over which an Access Person has NO DIRECT OR INDIRECT INFLUENCE OR CONTROL;
      |X| Purchase or sales of securities which are NON-VOLUNTARY on the part of the Access Person, including mergers, recapitalizations or similar transactions;
      |X| Transactions in securities issued by any company in the STANDARD AND POOR'S 500 INDEX, but these securities are still subject to all reporting requirements set forth in Sections on Initial/Annual Holdings Reports and Quarterly Personal Securities Transaction Reports;
      |X| Securities transactions in stocks of companies with MARKET CAPITALIZATION OF $2 BILLION OR GREATER at the time of purchase or sale, but these securities are still subject to all reporting requirements set forth in Sections on Initial/Annual Holdings Reports and Quarterly Personal Securities Transactions Reports;
      |X| Purchases or sales pursuant to an AUTOMATIC INVESTMENT PLAN (AIP) except for the initial execution of the AIP or any changes to the plan (not including cessation);
      |X| Purchases that are part of an issuer's automatic DIVIDEND REINVESTMENT PLAN;
      |X| Purchases effected upon the EXERCISE OF RIGHTS issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights are so acquired;
      |X| Transactions in EXCHANGE TRADED FUNDS, but these securities are still subject to all reporting requirements set forth in Sections on Initial/Annual Holdings Reports and Quarterly Personal Securities Transaction Reports; or
      |X| Transactions in OPEN-END INVESTMENT COMPANY SHARES including shares of mutual funds advised by SIA, but mutual fund securities advised by SIA are still subject to all reporting requirements set forth in Sections on Initial/Annual Holdings reports and Quarterly Personal Securities Transaction Reports.

Requests for approval must be submitted to the designated person by email, on a prescribed form or via electronic system form as authorized or directed by the Compliance Officer. Content of the preclearance request shall completely disclose the details of the requested transaction. A preclearance authorization expires after 3 business days after which, a new preclearance request must be submitted prior to engaging in the transaction.


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(9) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

BLACKOUT RESTRICTIONS

Access Persons identified on the chart on page nine as subject to blackout restrictions or as otherwise notified by the Compliance Officer are subject to blackout restrictions pertaining to certain equity securities transactions in Covered Securities that he or she has Beneficial Ownership. Persons subject to blackout restrictions are prohibited from trading in equity securities included on the blackout list. A blackout list will be maintained by the Compliance Officer in consultation with key Asset Management Division associates. Various factors will lead to inclusion of a security's placement on the list that may include but is not limited to:

      |X|   Liquidity characteristics;
      |X|   Exposure to inside information;
      |X|   Planned or impending trading activity by UMB Bank or SIA; or
      |X|   Status relative to Approved Securities Lists.

If an Access Person already owns an equity security that is subject to this blackout restriction, that person may request approval from the Compliance Officer to dispose of the security or enter into a hedge transaction with regard to that security pending approval of the Compliance Officer.

The following transaction exceptions preempt these blackout restrictions:

      |X| Purchases or sales over which an Access Person has NO DIRECT OR INDIRECT INFLUENCE OR CONTROL;
      |X| Purchase or sales of securities which are NON-VOLUNTARY on the part of the Access Person, including mergers, recapitalizations or similar transactions;
      |X| Purchases or sales pursuant to an AUTOMATIC INVESTMENT PLAN (AIP) except for the initial execution of the AIP or any changes to the plan (not including cessation);
      |X| Purchases that are part of an issuer's automatic DIVIDEND REINVESTMENT PLAN; or
      |X| Purchases effected upon the EXERCISE OF RIGHTS issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from issuer, and sales of such rights are so acquired;

INITIAL/ANNUAL RECEIPT, ACKNOWLEDGEMENT AND AFFIRMATION

INITIAL CERTIFICATION

Upon hire and upon initial delivery of this Code of Ethics, the Compliance Officer will require all Covered Persons to certify in writing that they have:
(a) received a copy of this Code of Ethics; (b) read and understand all provisions of the Code; and (c) agreed to comply with the terms of the Code. The Covered Person will be required to return this certification within 10 days of being notified of becoming a Covered Person.

ACKNOWLEDGEMENT OF AMENDMENTS

The Compliance Officer will provide Covered Persons with any amendments to the Code and Covered Persons will be required to submit a written acknowledgement that they have received, read, and understood the amendments to the Code.

ANNUAL CERTIFICATION

The Compliance Officer will request that all Covered Persons annually certify that they have read, understood, and complied with the Code of Ethics. The certification will further include a representation that the Covered Person has made all of the reports required by the Code and has not engaged in any prohibited conduct. If the Covered Person is unable or unwilling to provide such certification, the Covered Person is required to provide a self-report of any apparent violations of the Code.

Further, SIA associates are required to certify annually that they are not subject to any of the disciplinary events listed in Item 11 in the current Form ADV, Part 1 or disclose matters for which need to be reflected in the ADV(10).


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(10) The following events are presumed to be material and subject to disclosure in Form ADV. If a management person (1) has been involved in a criminal or civil action in which he/she was convicted of, pled guilty or nolo contendere to (a) any felony; (b) a misdemeanor that involved investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, or extortion; or (c) a conspiracy to commit any of these offenses; (2) is named subject of a pending criminal proceeding that involves an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses; (3) was found to have been involved in a violation of an investment-related statute or regulation or (4) was the subject of any order, judgment, or decree permanently or temporarily enjoining, or otherwise limiting a management person from engaging in any investment-related activity, or from violating any investment-related statute, rule or order. Further, certain similar administrative proceedings before the SEC or an SRO are also disclosable.

INITIAL/ANNUAL HOLDINGS REPORT

Access Persons, other than Independent Trustees, are required to submit to the Compliance Officer a report of all holdings in Covered Securities in which he or she has Beneficial Ownership within 10 days of becoming an Access Person and at least once each 12-month period thereafter as prompted by the Compliance Officer. Access Persons are:

      |X| Not required to submit this report with regard to securities held in accounts over which the Access Person had NO DIRECT OR INDIRECT INFLUENCE OR CONTROL.
      |X| Not required to include securities that are excluded from the definition of Covered Securities. Specifically,
            o     Direct obligations of the U.S. Government,
            o Bankers' acceptances, Bank certificates of deposit, Commercial paper and high quality short-term debt instruments including repurchase agreements;
            o     Shares issued by money market funds;
            o Shares issued by open-end funds other than funds for which SIA serves as investment adviser; and
            o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which SIA serves as investment adviser.
      |X| Required to report holdings and related required information noted below of any FUND FOR WHICH SIA SERVES AS AN INVESTMENT ADVISER.

The holdings report shall contain content as specified in the request and shall be current as of a date no more than 45 days prior to the date the person becomes an Access Person or 45 days prior to the date the annual report was submitted. The content of holdings reports must include:

      A) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;
      B) The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit;
      C)    The date the Access Person submits the report;
      D)    The date the information is "as of"; and
      E) Signature of the Access Person evidencing the assertion contained upon the report.

QUARTERLY PERSONAL SECURITIES TRANSACTIONS (PST) REPORTS

Access Persons, other than Independent Trustees, are required to submit to the Compliance Officer quarterly PST Reports identifying each transaction where the Access Person had, or as a result of the transaction, acquired any direct or indirect Beneficial Ownership in Covered Securities. Access Persons are:

      |X| Not required to submit this report with regard to securities transactions within accounts over which the Access Person had NO DIRECT OR INDIRECT INFLUENCE OR CONTROL;
      |X| Not required to submit a PST report with respect to transactions affected pursuant to an AUTOMATIC INVESTMENT PLAN "AIP", INCLUDING DIVIDEND REINVESTMENT PLANS "DRIP" except for the initial set-up of the AIP/DRIP or any changes made to the plan other than cessation. Access Persons are required to report changes to any existing AIP/DRIPs or when setting up the AIP/DRIP in Covered Securities not otherwise exempt from reporting.
      |X| Not required to submit a report related to the Covered Security if the Covered Securities transactions are within accounts maintained at entities appearing on the Approve Financial Institutions List and the Compliance Officer has affirmed timely receipt (no later than 30 days after end of applicable quarter) of ELECTRONIC TRADE CONFIRMATIONS OR ACCOUNT STATEMENTS WITH CONTENT MEETING REGULATORY REQUIREMENTS.
      |X| Required to include transactions in MUTUAL FUNDS ADVISED BY SIA not otherwise exempted above.

The Compliance Officer will maintain and distribute the Approved Financial Institutions List, as needed.

If a new account has been added during the quarter or accounts are maintained at an entity not on the Approved Financial Institutions List, no later than 10 days after the end of a calendar quarter, Access Persons are required to file a Quarterly PST Report. The report must be signed and filed with the Compliance Officer using the prescribed form showing with respect to any reportable transaction:

      |X|   The date of the transaction, the title and exchange ticker symbol or
            CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each reportable security involved;
      |X|   The nature of the transaction (e.g., purchase, sale);
      |X|   The price of the security at which the transaction was effected;
      |X|   The name of the broker, dealer, or bank with or through which the transaction was effected; and
      |X|   The date the report is submitted.

The Quarterly PST Report shall also include with respect to any account established during the quarter containing securities held for the direct or indirect benefit of the Access Person:

      |X|   The name of the broker, dealer or bank with whom the Access Person established the account;
      |X|   The date the account was established; and
      |X|   The date the report is submitted.

All content requirements specified above will be collected on an approved Quarterly PST Report form that will be made available in advance of the reporting date unless the Access Person does not have to submit a quarterly PST report by operation of the criteria noted above. The forms are to be provided in accordance with instructions on the form.

QUARTERLY PST REPORTS FOR COVERED PERSONS WHO ARE NOT ACCESS PERSONS

For Covered Persons who are not Access Persons (highlighted upon the table in the column headed Quarterly PST if >$10K per quarter), the Compliance Officer will send an email each quarter requesting affirmation whether the Covered Person has transactions in Covered Securities that in aggregate exceed $10,000 during the calendar quarter. If the response is "yes", then the Covered Person is required to file a Quarterly PST Report in accordance with instructions identified upon the form. If the response is "no", no further reporting is required.

BROKER CONFIRMATIONS/STATEMENTS

All Access Persons are to maintain accounts that contain Covered Securities which the Access Person has Beneficial Ownership with entities that are identified upon the Approved Financial Institutions List unless the Compliance Officer and CIO has provided an exception based on circumstances and factors as determined by them. The purpose for this requirement is to ensure privacy and proper analysis of personal securities activities. Although privacy of personal security information is always emphasized, automation will facilitate a secure delivery of this information.(11) Entities that appear on this approved list provide electronic delivery of trade confirmations and/or account statements.

All Access Persons are required to instruct any brokers, dealers, banks or other entity, with which they maintain an account holding Covered Securities where the Access Person has Beneficial Ownership, to provide automated transaction information with instructions to be supplied.


----------
(11) Implementation of an electronic system is contemplated at the time of approval of this Code of Ethics. Until such time as the system is operational, the Compliance Officer may defer requiring paper trade confirmations and/or account statements to the address noted within this section. Upon implementation of the system, this footnote will no longer be valid.

In the case that manual trade confirmations and statements are authorized, the Access Person is to instruct the financial institution to deliver this information to:

Scout Investment Advisors, Inc.
Attn: Fiduciary Services Compliance
1010 Grand Blvd, Mailstop 1110701
Kansas City, MO  64106

EXCEPTIONS FROM REPORTING REQUIREMENTS FOR INDEPENDENT DIRECTORS/TRUSTEES

Trustees of the Scout Funds who are not "interested persons" of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended ("Independent Trustees"), and who would be required to make a report solely by reason of being a Fund Trustee, need not make:

      (1) An initial holdings report and an annual holdings report under this section; and

      (2) A Quarterly PST Report under this section, unless the Trustee knew or in the ordinary course of fulfilling his or her official duties as a Fund Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, the Scout Funds purchased or sold the Covered Security, or the Scout Funds or SIA considered purchasing or selling the Covered Security.

VII. REVIEW OF REPORTS

The Compliance Officer shall be responsible for reviewing the initial and annual holdings reports and the Quarterly PST Reports, broker confirmations or statement required under Section VI of this Code of Ethics. In connection with the review of these reports, the Compliance Officer shall take appropriate measures to determine whether each reporting person has complied with the provisions of this Code of Ethics and any related procedures adopted by SIA, UMB Bank and the Scout Funds. Any violations of the Code shall be reported promptly to SIA or UMB Bank Management.

Compliance Officers will assess Access Person trading activities and compare these activities to trading activity with certain accounts managed by UMB Bank and SIA, including the Scout Funds. Factors that will be considered in assessing whether personal trading activity represents a concern are not limited to a determination as to whether the security traded reflected a Blackout restriction violation. Factors may include one or more of the following, but not necessarily be limited to:

      o The nature of the Access Person's role relative to discretionary accounts.
      o The Access Person's access to nonpublic information regarding fund and SIA advisory client holdings.
      o The timing of the Access Person's receipt of information that contributes to that person being an Access Person (e.g., knowledge of trade activity before or shortly after trade placed by a managed account reflects different risk profile than receipt of a recommended list once a quarter).

      o Impact of UMB Bank and SIA trading volume in a particular security in comparison to market trading volume.
      o Proximity of the Access Person trade in relation to the trade within the managed account (+- 7 business days, for example) and whether the trade took place before or after the trade within the managed account.
      o Patterns of trading activity within the Access Person's account, and within the managed account if the Access Person has a vital role supporting the investment decisions in the managed accounts.

VIII. APPLICABILITY OF THE CODE OF ETHICS TO INDEPENDENT TRUSTEES OF THE SCOUT FUNDS

The Independent Trustees of the Scout Funds are considered Access Persons of the Funds. In general, they are subject to the Standards of Business Conduct with respect to the Compliance with Laws and Regulations; Conflicts of Interest; Insider Trading and Annual Certification provisions of the Code.

The Independent Trustees are not subject to the substantive restrictions under the IPO, Limited Offerings, Preclearance of Trades and Broker Confirmations/Statements provisions of the Code. Independent Trustees are not subject to the Initial and Annual Holdings reporting requirements. Independent Trustees also are generally not subject to the Blackout provisions and Quarterly Personal Transactions Reporting requirements, unless the Trustee knew or in the ordinary course of fulfilling his or her official duties as a Fund Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

IX. APPROVAL OF CODE OF ETHICS AND AMENDMENTS TO CODE OF ETHICS

The Board of Trustees of the Scout Funds, including a majority of the Trustees who are not interested persons, initially must approve this Code of Ethics and any material amendment thereto no later than six months after adoption of the material change. Before submitting the Code of Ethics and any material changes to the Board for approval, the CCO shall provide a certification to the Board of Trustees of the Scout Funds that the Scout Funds, SIA and UMB Bank have adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

X. ANNUAL REPORT TO THE BOARD OF TRUSTEES OF THE SCOUT FUNDS

On an annual basis, the Chief Compliance Officer of the Scout Funds must furnish to the Board of Directors/Trustees of the Scout Funds a written report that:

      1. Describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;
      2. Identifies any recommended changes to existing restrictions or procedures based upon the experience under the Code, evolving industry practices and developments in applicable laws or regulations; and
      3. Certifies that the Scout Funds, SIA and UMB Bank have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

XI. RECORDS

A. SIA, UMB Bank and the Scout Funds shall maintain records at their principal place of business in the manner and extent set forth below:

      1. A copy of each Code of Ethics currently in effect, or at any time within the past five years was in effect must be maintained in an easily accessible place;
      2. A record of any violation of the Code of Ethics, and of any actions taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;
      3. A copy of each report made by an Access Person as required under the Code of Ethics, including any information provided in lieu of reports in the form of duplicate trade confirmations or account statements, must be maintained for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place;
      4. A record of all persons, currently or within the past five years, who are or were required to make initial, annual or quarterly transaction reports under this Code or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and
      5. A copy of each annual report made to the Board of Trustees of the Scout Funds must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

B. The Scout Funds or SIA must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel as defined within Rule 17j-1 of the Investment Company Act of IPOs and Limited Offerings for at least five years after the end of the fiscal year in which the approval was granted.

APPENDIX A - SCHEDULE OF POTENTIAL PENALTIES

--------------------------------------------------------------------------------
FIRST VIOLATION                                    FIRST PENALTY
--------------------------------------------------------------------------------
Reports not returned in timely          Report to Senior Management.
manner.                                 Financial penalty of $25 per
                                        quarter.

Accepting gifts that violate            Surrender difference between value
Provisions of the Code                  of gift and $100

Failure to advise Compliance of         Financial penalty of $25 per quarter
broker, dealer or bank security
accounts.

Failure to pre-clear trade prior to     Financial penalty of $50 per quarter
execution.

Blackout Restriction Violation.         Financial penalty of $100 and
                                        disgorgement of profit made.(12)

Any Access Person trading upon          Disgorgement of profit made.
knowledge of upcoming Fund decision.

Acting on Insider Information.          Disgorgement of profit made.
--------------------------------------------------------------------------------

For each additional violation occurring during a rolling 12-month period, the financial penalties mentioned above will increase by One-Hundred Percent (100%) for each occurrence.

For example, on a Failure To Preclear Violation:

      1st Quarter with violation(s)      $50
      2nd Quarter with violation(s)      $100
      3rd Quarter with violation(s)      $200

Sanctions may include, but are not limited to, termination of employment, suspension, imposition of a fine, and/or disgorgement of profit.

The Compliance Officer may recommend no action be taken as a result of a violation or issue warning letters depending upon circumstances of each violation.


----------
(12) Blackout restriction violations occurring within Investment Club accounts or accounts that involve pecuniary interests of someone or something that is not a Covered Person or Access Person will be assessed on a case-by-case basis and may result in disgorgement of profits as determined by the Trust Policy Committee, SIA Board or the Scout Funds Board.

APPENDIX B - DEFINITIONS

For purposes of this Code of Ethics, the term "COVERED PERSONS" means:

      o Directors, officers and employees or other person of UMB Bank or SIA, or affiliates, who make investment recommendations or decisions for UMB Bank Asset Management Division customers or SIA customers;
      o Directors, officers and employees or other persons of UMB Bank or SIA that participate in the determination of the recommendations or decisions;
      o In connection with their duties, persons that obtain information concerning which securities are purchased, sold or recommended for purchase or sale by the advisory customers of the banks' Asset Management customers or SIA; or
      o Directors, officers, employees, or agents who otherwise meet the definition of Access Person as established by Rule 17j-1 or Rule 204A-1 are also Covered Persons for purposes of applying the provisions of the Code.

For purposes of this Code of Ethics, the term "ACCESS PERSON" means:

Any officer, director (or other person occupying a similar status or performing similar functions) or employee of SIA or UMB Bank or other person who provides investment advice on behalf of SIA or UMB Bank and who:

      o     is subject to the control and supervision of SIA or UMB Bank;
      o has access to non-public information regarding any SIA advisory client's purchase or sale of securities, or regarding the portfolio holdings of the Scout Funds; or
      o is involved in making securities recommendations to SIA advisory clients or who has access to such recommendations that are non-public.

In addition, "ACCESS PERSON" means:

      o     any director, trustee or officer of the Scout Funds;
      o     any director or officer of SIA;
      o any director or officer of UMB Bank and any employee of the Scout Funds, SIA or UMB Bank (or any director, officer or general partner or employee of any company in a control relationship to the Scout Funds, SIA or UMB Bank) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Scout Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
      o any natural person in a control relationship to the Scout Funds, SIA or UMB Bank who obtains information concerning the recommendations made to the Scout Funds with regard to the purchase or sale of a security by the Scout Funds.

"COVERED SECURITY" means a security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"),
Section 2(a)(36) of the Investment Company Act of 1940, as amended (the "1940 Act"), except that it does not include (1) direct obligations of the Government of the United States; (2) banker's acceptances, bank certificates of deposit; commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds registered under the 1940 Act; (4) shares issued by open-end investment companies registered under the 1940 Act other than the Scout Funds and other funds advised by SIA and exchange-traded funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies registered under the 1940 Act other than exchange-traded funds, none of which are the Scout Funds or other funds advised by SIA.

"BENEFICIAL OWNERSHIP" includes ownership of a security in which the Access Person or Covered Person has a direct or indirect pecuniary interest. A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction. An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of the employee's immediate family sharing the same household; securities held by other relatives whose investments the employee directs or controls, whether the person lives with the employee or not, as well as accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of contract, understanding, relationship, agreement or other arrangement the employee obtains or may obtain therefrom a direct or indirect pecuniary interest; securities held by a partnership of which the employee is the general partner; securities held by a trust of which the employee is the settler if the employee can revoke the trust, or a beneficiary if the employee has or shares investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right through conversion. A person does not derive a direct or indirect pecuniary interest by virtue of serving as a trustee or executor unless the person or a member of the person's immediate family has a vested interest in the income or corpus of the trust or estate. Questions regarding beneficial ownership should be directed to the Compliance Officer.

APPENDIX C - UMB SCOUT FUNDS AND SCOUT INVESTMENT ADVISORS INSIDER TRADING POLICIES AND PROCEDURES


                               UMB SCOUT FUNDS
                       SCOUT INVESTMENT ADVISORS, INC.

                   INSIDER TRADING POLICIES AND PROCEDURES

SECTION I. POLICY STATEMENT ON INSIDER TRADING

A. DEFINITION OF INSIDER TRADING

      The term "insider trading" is generally used to refer to (i) a person's use of material, nonpublic information in connection with transactions in securities, and (ii) certain communications of material, nonpublic information. The laws concerning insider trading generally prohibit:

      o The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

      o The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider's duty to keep the information confidential; or

      o The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

B. POLICY STATEMENT ON INSIDER TRADING

      Scout Investment Advisors, Inc. (the "Adviser") and the various UMB Scout Funds (the "Funds") forbid any director, officer, trustee or employee from trading, either personally or on behalf of others, including any mutual fund or other client account, on material, nonpublic information or communicating material, nonpublic information to others in violation of the law. The Adviser's or the Fund's policy applies to every director, officer, trustee, and employee and extends to activities within and outside their duties at the Adviser or the Fund. Every director, officer, trustee, and employee must read and retain this policy statement. Any questions regarding the Adviser's or the Fund's policy and procedures should be referred to the Chief Compliance Officer (the "CCO").

C. INFORMATION REGARDING THE ADVISER'S INVESTMENT AND TRADING STRATEGIES

      In addition to material, nonpublic information regarding securities held in the portfolio of the Fund or other of the Adviser's client accounts, directors, officers and employees of the Adviser are also prohibited from disclosing certain information concerning the Adviser's investment and trading strategies. Because the disclosure of information such as internal research generated by the Adviser's personnel, potential trades or trading strategies could result in the Adviser's clients incurring increased trading costs, among other reasons, directors, officers, and employees of the Adviser are prohibited from disclosing any such information that is not contained in documents filed with the SEC or is otherwise publicly available. Additional examples of information subject to this section include historical transaction information (not publicly disseminated), approved securities lists, minutes of committees or meetings wherein trading strategies are discussed or approved, and oral comments regarding the same. Internal dissemination of such information should support an operational need or only be disseminated on a need to know basis. Questions regarding the types of information that directors, officers and employees are or are not permitted to disclose should be referred to the CCO.

D. COMMON QUESTIONS AND ANSWERS

      WHO IS AN INSIDER? The concept of "insider" is broad. It includes the directors, officers, trustees, employees and majority shareholders of a company. In addition, a person can be considered a "temporary insider" of a company if he or she enters into a confidential relationship in the conduct of the company's affairs and, as a result, has access to company information that is intended to be used solely for company purposes. Analysts are usually not considered insiders of the companies they follow, although if an analyst is given confidential information by a company's representative in a manner in which the analyst knows or should know to be a breach of that representative's duties to the company, the analyst may become a temporary insider.

      WHAT IS MATERIAL INFORMATION? Trading on inside information is not a basis for liability unless the information is "material," which is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities if generally disclosed. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major new discoveries or advances, major litigation, liquidity problems, extraordinary management developments, and analysts' reports on company's prospects.

      WHAT IS NONPUBLIC INFORMATION? Information is nonpublic unless it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC, or appearing on the internet, or in Dow Jones, The Wall Street Journal or another publication of general circulation is considered public.

      NOT CERTAIN IF YOU HAVE "INSIDE" INFORMATION? If you have any doubts about whether you are in possession of material, nonpublic information, consult with the CCO.

E. PENALTIES FOR INSIDER TRADING

      Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include: administrative penalties, civil injunctions, disgorgement of profits, substantial fines, temporary or permanent suspension from the industry, jail sentences and serious disciplinary measures imposed by the Adviser, including dismissal.

Regulatory actions that may ensue include:

      |X|   For individuals who trade on inside information (or tip others):
            a. Civil penalty of up to three times the profit gained or loss avoided;
            b. Criminal fine of up to $1 million (no matter how small the profit); and
            c.    Jail term of up to 10 years.

      |X| For a company (as well as any supervisory person) that fails to take appropriate steps to prevent illegal trading:
            a. Civil penalty of the greater of $1 million or three times the profit gained or loss avoided as a result of the employee's violation; and
            b.    Criminal penalty of up to $2.5 million.

F. SERVING AS AN OFFICER, DIRECTOR OR TRUSTEE OF A PUBLIC COMPANY

      Because officers, directors or trustees of a publicly traded company have special information about that company, the Adviser requires the Chief Investment Officer's and CCO's written approval before any of its directors, officers or employees agree to serve as an officer or director of a publicly traded company. Scout Fund directors are required to promptly notify the CCO of any other directorships. The CCO will design appropriate procedures to mitigate any conflicts of interests and any potential insider trading issues depending upon the requirements of each individual situation.

SECTION II. PROCEDURES TO IMPLEMENT THE ADVISER'S AND THE FUND'S INSIDER TRADING POLICY

A. PROCEDURES

      The following procedures have been established to aid the directors, officers, trustees and employees of the Adviser or the Fund in avoiding insider trading, and to aid the Adviser and the Fund in preventing, detecting and imposing sanctions against insider trading. Every director, officer, trustee and employee of the Adviser or of the Fund must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the CCO.

      1. Identifying Inside Information

      Before trading for yourself or others, including client accounts, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

            (i) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

            (ii) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation?

      If after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

            (i)   Report the matter immediately to the CCO.

            (ii) Do not purchase or sell the securities on behalf of yourself or others, including mutual funds or other client accounts.

            (iii) Do not communicate the information inside or outside the
                  Adviser, other than to the CCO.

            (iv) After the CCO has reviewed the issue or consulted with counsel (as appropriate), you will be instructed as to whether the prohibitions against trading and communication continue to apply, or you will be allowed to trade and communicate the information.

      2. Restricting Access to Material, Nonpublic Information

      Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Adviser, except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material, nonpublic information should be sealed; access to computer files containing material, nonpublic information should be restricted.

      3. Resolving Issues Concerning Insider Trading

      If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material and/or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the CCO before trading or communicating the information to anyone.

SECTION III. SUPERVISION

      The role of the CCO is critical to the implementation and maintenance of these Insider Trading Policies and Procedures. These supervisory procedures can be divided into three classifications, (1) the prevention of insider trading;
(2) the detection of insider trading; and (3) corrective action in situations where insider trading has occurred.

      1. Prevention of Insider Trading

      To prevent insider trading the CCO should:

            (a) answer promptly any questions regarding these Insider Trading Policies and Procedures;

            (b) resolve issues of whether information received by a director, officer, trustee or employee is material and/or nonpublic;

            (c) review and ensure that directors, officers, trustees and employees review, at least annually, and update as necessary, these Insider Trading Policies and Procedures; and

            (d) when it has been determined that a director, officer, trustee or employee has material, nonpublic information:

                  (i) implement measures to prevent dissemination of such information; and

                  (ii) if necessary, restrict directors, officers, trustees and employees from trading the securities at issue.

      2. Detection of Insider Trading

      To detect insider trading, the CCO should review the trading activity reports filed by each director, officer, trustee and employee subject to reporting requirements in the Code of Ethics to ensure that no trading took place in securities in which the Adviser has material, nonpublic information.

      3. Special Reports to Management

      Promptly, upon learning of a potential violation of these Insider Trading Policies and Procedures, the CCO must prepare a written report to management of the Adviser and the Board of Directors/Trustees providing details and recommendations for further action.

      4. Annual Reports

      On an annual basis, the CCO of the Adviser will prepare a written report to the management of the Adviser and to the Board of Trustees, setting forth the following:

            (a) a summary of the existing procedures to prevent, detect and correct occurrences of insider trading by persons associated with the Adviser or the Fund;

            (b) details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; and

            (c) an evaluation of the current procedures and any recommendations for improvement.